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As filed with the Securities and Exchange Commission on October 28, 2019.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVIVO THERAPEUTICS HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	36-4528166 (I.R.S. Employer Identification Number)

One Kendall Square, Suite B14402
Cambridge, Massachusetts 02139
(617) 863-5500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Richard Toselli, M.D.
Chief Executive Officer
InVivo Therapeutics Holdings Corp.
One Kendall Square, Suite B14402
Cambridge, Massachusetts 02139
(617) 863-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rosemary G. Reilly, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Fax: (617) 526 5000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, $0.00001 par value per share
Warrants
Units(3)
Total	$20,000,000		$20,000,000	$2,596

(1)
Pursuant to Form S-3 General Instruction II.D information is not required to be included. There are being registered under this registration statement such indeterminate number of shares of common stock; such indeterminate number of warrants to purchase common stock and/or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $20,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issuable upon exercise of warrants. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. For so long as the registrant's public float remains below $75,000,000, the registrant will limit its issuance of securities in any twelve month calendar period to an aggregate market value (determined as of the time of issuance of that security) not in excess of one-third of the aggregate market value of all voting and non-voting common equity held by non-affiliates of the registrant in compliance with General Instruction I.B.6 of Form S-3.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act.

(3)
Each unit will represent an interest in common stock and warrants, which may or may not be separable from one another.

             The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Subject to completion, dated October 28, 2019

PROSPECTUS

INVIVO THERAPEUTICS HOLDINGS CORP.

$20,000,000

Common Stock
Warrants
Units

        This prospectus relates to common stock, warrants and units that we may sell from time to time in one or more offerings up to a total dollar amount of $20,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

        Our common stock is listed on The Nasdaq Capital Market under the symbol "NVIV." On October 25, 2019, the last sales price of our common stock as reported on The Nasdaq Capital Market was $0.44 per share.

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

        As of September 15, 2019, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $5,766,788, which was calculated based on 9,301,271 shares of outstanding common stock held by non-affiliates and a price per share of $0.62. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

        Investing in these securities involves certain risks. See "Risk Factors" included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $20,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" on page 3 of this prospectus carefully before making an investment decision.

        You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

        Unless the context otherwise requires, the terms "InVivo," "the Company," "our company," "we," "us," "our" and similar names refer collectively to InVivo Therapeutics Holdings Corp. and its subsidiaries.

 ABOUT INVIVO THERAPEUTICS HOLDINGS CORP.

        We are a research and clinical-stage biomaterials and biotechnology company with a focus on treatment of spinal cord injuries, or SCIs. Our mission is to redefine the life of the SCI patient, and we seek to develop treatment options intended to provide meaningful improvement in patient outcomes following SCI. Our approach to treating acute SCIs is based on our investigational Neuro-Spinal Scaffold™ implant, a bioresorbable polymer scaffold that is designed for implantation at the site of injury within a spinal cord and is intended to treat acute SCI. The Neuro-Spinal Scaffold implant incorporates intellectual property licensed under an exclusive, worldwide license from Boston Children's Hospital, or BCH, and the Massachusetts Institute of Technology, or MIT. We also plan to evaluate other technologies and therapeutics that may be complementary to our development of the Neuro-Spinal Scaffold implant or offer the potential to bring us closer to our goal of redefining the life of the SCI patient.

        InVivo Therapeutics Corporation was incorporated on November 28, 2005 under the laws of the State of Delaware and on October 26, 2010 completed a reverse merger transaction with and became a wholly-owned subsidiary of InVivo Therapeutics Holdings Corporation, a company incorporated under the laws of the State of Nevada.

        Our principal executive offices are located at One Kendall Square, Suite B14402, Cambridge, Massachusetts 02139, and our telephone number is (617) 863-5500. Our worldwide web address is www.invivotherapeutics.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC's Internet site at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.invivotherapeutics.com. The information on our Internet website is not incorporated by reference in this prospectus or any prospectus supplement.

        This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement and exhibits from the SEC's Internet site.

 SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus and each prospectus supplement contains and incorporates "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements include statements made regarding our commercialization strategy, future operations, cash requirements and liquidity, capital requirements, and other statements on our business plans and strategy, financial position, and market trends. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "should," "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements, including factors such as our ability to raise substantial additional capital to finance our planned operations and to continue as a going concern; our ability to execute our strategy and business plan; our ability to obtain regulatory approvals for our products, including the Neuro-Spinal Scaffold™; our ability to successfully commercialize our current and future product candidates, including the Neuro-Spinal Scaffold; the progress and timing of our development programs; market acceptance of our products; our ability to retain management and other key personnel; our ability to promote, manufacture, and sell our products, either directly or through collaborative and other arrangements with third parties; and other factors detailed under "Risk Factors" in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q. These forward looking statements are only predictions, are uncertain, and involve substantial known and unknown risks, uncertainties, and other factors which may cause our actual results, levels of activity, or performance to be materially different from any future results, levels of activity, or performance expressed or implied by these forward looking statements. Such factors include, among others, the following:

  •
  our limited operating history and history of net losses;

  •
  our ability to raise substantial additional capital to finance our planned operations and to continue as a going concern;

  •
  our ability to complete the INSPIRE 2.0 Study to support our existing Humanitarian Device Exemption application;

  •
  our ability to execute our strategy and business plan;

  •
  our ability to obtain regulatory approvals for our current and future product candidates, including our Neuro-Spinal Scaffold implant;

  •
  our ability to successfully commercialize our current and future product candidates, including our Neuro-Spinal Scaffold implant;

  •
  the progress and timing of our current and future development programs;

  •
  our ability to successfully open, enroll and complete clinical trials and obtain and maintain regulatory approval of our current and future product candidates;

  •
  our ability to protect and maintain our intellectual property and licensing arrangements;

  •
  our reliance on third parties to conduct testing and clinical trials;

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  market acceptance and adoption of our current and future technology and products;

  •
  our ability to promote, manufacture and sell our current and future products, either directly or through collaborative and other arrangements with third parties; and

  •
  our ability to attract and retain key personnel.

        We cannot guarantee future results, levels of activity, or performance. You should not place undue reliance on these forward looking statements, which speak only as of the date of this prospectus. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled "Risk Factors." You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate" into this prospectus information and reports that we file with the SEC. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus, other than any portion of any such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules.

        In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering made hereby are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports.

        We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

  (1)
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on April 1, 2019, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2019 Annual Meeting of Stockholders, filed on April 25, 2019;

  (2)
  Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed on May 10, 2019 and for the quarter ended June 30, 2019, filed on August 13, 2019;

  (3)
  Our Current Reports on Form 8-K filed on January 4, 2019 (Item 8.01 only), January 14, 2019, June 14, 2019, July 5, 2019, July 12, 2019, July 19, 2019 and September 27, 2019;

  (4)
  All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

  (5)
  The description of our common stock contained in our Registration Statement on Form 8-A filed on April 15, 2015, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us at:

InVivo Therapeutics Holdings Corp.
One Kendall Square, Suite B14402
Cambridge, Massachusetts 02139
Attn: Investor Relations
(617) 863-5500

        Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified or superseded will not be deemed to be a part of this prospectus or any prospectus supplement, except as so modified or superseded. Because information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

 USE OF PROCEEDS

        We currently intend to use the estimated net proceeds from the sale of these securities to conduct our INSPIRE 2.0 clinical trial and for other business development activities, as well as for working capital and for general corporate purposes, which may include the following:

  •
  the research, development and pre-clinical and clinical trials for our product candidates;

  •
  the acquisition of other companies, businesses, products or technologies;

  •
  the repayment and refinancing of debt;

  •
  capital expenditures;

  •
  working capital; and

  •
  any other purpose that we may specify in any prospectus supplement.

        We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

 THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        We may sell from time to time, in one or more offerings:

  •
  common stock;

  •
  warrants to purchase common stock or units;

  •
  units comprised of common stock and warrants; or

  •
  any combination of the foregoing securities.

        In this prospectus, we refer to the common stock, warrants and units collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $20,000,000.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

 DESCRIPTION OF COMMON STOCK

        The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

        Under our articles of incorporation, as amended, we have authority to issue 25,000,000 shares of common stock, par value $0.00001 per share. As of September 15, 2019, there were 9,313,070 shares of common stock issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Accordingly, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.

        In addition, as of September 15, 2019:

  •
  there were outstanding warrants to purchase an aggregate of up to 7,673,130 shares of our common stock at a weighted average exercise price of $4.78 per share;

  •
  there were an aggregate of 124,890 shares of our common stock subject to outstanding stock options at a weighted average exercise price of $35.15 per share;

  •
  7,500 shares of our common stock were issuable upon vesting of outstanding restricted stock units;

  •
  4,275 shares of our common stock were reserved for future issuances under our incentive compensation plans and 401(k) plan; and

  •
  7,923 shares of our common stock reserved for future issuance under our employee stock purchase plan.

        The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our articles of incorporation do not provide for cumulative voting in the election of directors. The holders of common stock will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. The holders of common stock have no preferential or preemptive right and no subscription, redemption or conversion privileges with respect to the issuance of additional shares of our common stock. Upon liquidation, dissolution or winding up of the Company, the holders of common stock will be entitled to receive pro rata all assets available for distribution to such holders after payment of our liabilities.

Registrar and Transfer Agent

        The registrar and transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Trading Market

        Our common stock is listed on The Nasdaq Capital Market under the symbol "NVIV."

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock or units. Warrants may be issued independently or together with common stock or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the offering price and aggregate number of warrants offered;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  the date on and after which the warrants and the related securities will be separately transferable;

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  any information with respect to book-entry procedures;

  •
  in the case of warrants to purchase common stock or units, the number of shares of common stock or units, as the case may be, purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the dates on which the right to exercise the warrants will commence and expire;

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  the manner in which the warrant agreement and warrants may be modified;

  •
  a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock and warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

        While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

        We may issue units consisting of common stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock," and "Description of Warrants," will apply to each unit and to the common stock and warrants included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.

Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 CERTAIN ANTI-TAKEOVER AND INDEMNIFICATION PROVISIONS OF
OUR ARTICLES OF INCORPORATION, BY-LAWS AND NEVADA LAW

Anti-Takeover Effects of Provisions of Nevada State Law

        We may be or in the future we may become subject to Nevada's control share laws. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. We currently have less than 100 stockholders of record who are residents of Nevada.

        The control share law focuses on the acquisition of a "controlling interest," which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

        The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

        If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

        In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for two years after the interested stockholder first becomes an interested stockholder, unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of "business combination" contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

        The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation and Bylaws

        Our articles of incorporation provide for a classified board of directors. This provision could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of the board until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. In addition, under our amended and restated bylaws, directors may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of our then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

        Our amended and restated bylaws also provide that stockholders may only act at meetings of stockholders and not by written consent in lieu of a stockholders' meeting. Our amended and restated bylaws provide that stockholders may not call a special meeting of stockholders. Rather, only the Chairman of our Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors are able to call special meetings of stockholders. Our amended and restated bylaws also provide that stockholders may only conduct business at special meetings of stockholders that was specified in the notice of the meeting. These provisions may discourage another person or entity from making a tender offer, even if it acquired a majority of our outstanding voting stock, because the person or entity could only take action at a duly called stockholders' meeting relating to the business specified in the notice of meeting and not by written consent.

Indemnification of Directors and Officers

        Nevada Revised Statutes ("NRS") Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must also not have had reasonable cause to believe that his conduct was unlawful. In addition, any of our directors, officers, employees or agents are entitled to indemnification if such person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative against actual and reasonable expenses incurred in connection with defending such action.

        Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing to repay the expenses if it is determined that such officer or director is not entitled to be indemnified.

        Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts unless it is determined that the party is entitled to be indemnified under our bylaws. No advance will be made by the Company to a party if it is determined that the party acted in bad faith. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person. Unless our articles are amended to provide for greater liability, neither our directors nor officers are individually liable to us or our stockholders or creditors for any act or omission as a director or officer unless it is proven that: (i) such act or omission constituted a breach of such director's or officer's fiduciary duties; and (ii) such breach involved intentional misconduct, fraud or a knowing violation of law. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act, in which case such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

        We maintain an insurance policy on behalf of our directors and officers, covering certain liabilities which may arise as a result of the actions of the directors and officers.

        We have entered into an indemnification agreement with each of our officers and directors pursuant to which they will be indemnified by us, subject to certain limitations, for any liabilities incurred by them in connection with their role as officers and/or directors of the Company.

 FORMS OF SECURITIES

        Each unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        We may issue the units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Any payments to holders with respect to warrants or units represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any warrant agent, unit agent or other agent of ours, or any agent of any warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  directly to investors;

  •
  through agents to the public or to investors;

  •
  directly to agents;

  •
  to one or more underwriters or dealers for resale to the public or to investors;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise; or

  •
  through a combination of any of these methods of sale.

        The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to prevailing market prices; or

  •
  negotiated prices.

        We will set forth in a prospectus supplement the terms of the offering of our securities, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of our securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and commissions and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such common stock may be listed.

Underwriters

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any of the securities offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

        If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents. We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Trading Markets and Listing of Securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

 EXPERTS

        The consolidated financial statements of InVivo Therapeutics Holdings Corp. and its subsidiaries as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018 incorporated in this Prospectus by reference from the InVivo Therapeutics Holdings Corp.'s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to InVivo Therapeutics Holdings Corp.'s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Ballard Spahr LLP, Las Vegas, Nevada, and certain other legal matters will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

INVIVO THERAPEUTICS HOLDINGS CORP.

$20,000,000

Common Stock
Warrants
Units

PROSPECTUS

                        , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses payable by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee	$2,596
FINRA filing fee	3,500	(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing fees and expenses		(1)
Miscellaneous expenses		(1)

Total		$(1)

(1)
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Nevada Revised Statutes ("NRS") Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must also not have had reasonable cause to believe that his conduct was unlawful. In addition, any of our directors, officers, employees or agents are entitled to indemnification if such person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative against actual and reasonable expenses incurred in connection with defending such action.

        Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing to repay the expenses if it is determined that such officer or director is not entitled to be indemnified.

        Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts unless it is determined that the party is entitled to be indemnified under our bylaws. No advance will be made by the Company to a party if it is determined that the party acted in bad faith. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person. Unless our articles are amended to provide for greater liability, neither our directors nor officers are individually liable to us or our stockholders or creditors for any act or omission as a director or officer unless it is proven that: (i) such act or omission constituted a breach of such director's or officer's fiduciary duties; and (ii) such breach involved intentional misconduct, fraud or a knowing violation of law. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended, in which case such provisions are against public policy as expressed such Act and are therefore unenforceable.

        We maintain an insurance policy on behalf of our directors and officers, covering certain liabilities which may arise as a result of the actions of the directors and officers.

        We have entered into an indemnification agreement with each of our officers and directors pursuant to which they will be indemnified by us, subject to certain limitations, for any liabilities incurred by them in connection with their role as officers and/or directors of the Company.

Item 16.    Exhibits.

EXHIBIT NUMBER	DESCRIPTION
**1.1	Form of Underwriting Agreement.
4.1
Articles of Incorporation of InVivo Therapeutics Holdings Corp., as amended (incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10 Q for the quarter ended June 30, 2016, as filed with the SEC on August 4, 2016).
4.2
Certificate of Change Pursuant to NRS 78.209 filed with Nevada Secretary of State, dated April 13, 2018 (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K, as filed with the SEC on April 16, 2018).
4.3
Certificate of Amendment to Articles of Incorporation of InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K, as filed with the SEC June 1, 2018.).
4.4
Amended and Restated Bylaws of InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as filed with the SEC on May 6, 2016).
**4.5	Form of Warrant Agreement.
**4.6	Form of Unit Agreement.
*5.1	Opinion of Ballard Spahr LLP, counsel to the Registrant.
*23.1	Consent of RSM US LLP.
*23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
*24.1	Powers of Attorney (contained in signature page).

*
Filed herewith.

**
To be subsequently filed by amendment to this registration statement or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated or deemed to be incorporated by reference to this registration statement.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a)
      (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

      (i)
      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (ii)
      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act:

      (i)
      the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

      (ii)
      each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b)
    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)
    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 28th day of October, 2019.

INVIVO THERAPEUTICS HOLDINGS CORP.
By:	/s/ RICHARD TOSELLI Richard Toselli, M.D. Chief Executive Officer

        We, the undersigned officers and directors of InVivo Therapeutics Holdings Corp., hereby severally constitute and appoint each of Richard Toselli, M.D. and Richard Christopher our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and generally to do all such things in our name and behalf in our capacities as directors to enable InVivo Therapeutics Holdings Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD TOSELLI Richard Toselli, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	October 28, 2019
/s/ RICHARD CHRISTOPHER Richard Christopher	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 28, 2019
/s/ DANIEL R. MARSHAK Daniel R. Marshak, Ph.D.	Director	October 28, 2019
/s/ C. ANN MERRIFIELD C. Ann Merrifield	Director	October 28, 2019

Signature	Title	Date

/s/ CHRISTINA MORRISON Christina Morrison	Director	October 28, 2019
/s/ RICHARD J. ROBERTS Richard J. Roberts, Ph.D	Director	October 28, 2019